Exhibit 4.1

Preferred Stock
Certificate No.  1

                          WORLD ENERGY SOLUTIONS, INC.
                             (A Florida Corporation)

                      SERIES A CONVERTIBLE PREFERRED STOCK
                               ($.0001 Par Value)

                                                          [_____________ Shares]
                                                                 Preferred Stock

This certifies that ____________________________ is the record holder of _________________ Shares of Series A Convertible Preferred Stock of World Energy Solutions, Inc., transferable only on the stock transfer register of the Corporation, by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation and the By-laws of the Corporation and any amendments thereto.

A statement of all of the powers, designations, preferences and relative, participating, optional or other special rights of each of the Corporation's classes of stock or series' thereof and qualifications, limitations or restrictions of such preferences and/or rights may be obtained by any stockholder, upon request and without charge, at the principal office of the Corporation.

A statement of all of the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of such preferences relating to this Series A Convertible Preferred Stock is attached hereto and incorporated by reference herein as Exhibit "A".

WITNESS the signatures of the Corporation's duly authorized officers this _______ day of ___________, 2006.

Mike Prentice,                                       Benjamin C. Croxton,
Chairman of the Board                                Chief Executive Officer


                       SEE RESTRICTIVE LEGENDS ON REVERSE

For Value Received, ________________________________ hereby sells, assigns, and transfers unto, ______________________________, ________________________ ( )
shares represented by the within certificate and hereby irrevocably constitutes and appoints ______________________________ as attorney to transfer the said shares on the share register of the within named Corporation with full power of substitution in the premises.

Dated:  _______________________

In the Presence of _________________________________
                   Witness Stockholder

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT, IF ANY, COVERING THE PURCHASE OF THE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

THE RIGHTS, PREFERENCES, PRIVELEGES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON THIS SERIES A CONVERTIBLE PREFERRED STOCK OF THE CORPORATION ARE SET FORTH ON THE CERTIFICATE OF DESIGNATION ATTACHED HERETO AS EXHIBIT "A".

                                   EXHIBIT "A"

                          WORLD ENERGY SOLUTIONS, INC.
                     SERIES "A" CONVERTIBLE PREFERRED STOCK
                           CERTIFICATE OF DESIGNATIONS

     The Series "A" Convertible Preferred Stock (the "Preferred Stock") shall bear interest for a period of 12 months from the date of issuance at the rate of five percent (5%) per annum, compounded quarterly (at 1.25% per quarter), payable in cash or in shares of common stock of the Corporation. The principal amount upon which such interest is calculated shall be set forth in the written agreement for acquisition of the Preferred Stock.

     Subject to applicable laws regulating the transfer and/or conversion of unregistered securities, the Preferred Stock shall be convertible at the election of the holder thereof into shares of common stock of the Corporation after a period of one year from the date of issuance. The number of shares of common stock of the Corporation to be issued upon conversion of the shares of Preferred Stock shall be subject to the terms of the written agreement for acquisition of the Preferred Stock, as negotiated between the Corporation and the Preferred Stock shareholder.

     The Series "A" Convertible Preferred Stock (the "Preferred Stock") shall have no voting rights.